UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2018

TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 30, 2018, Trinity Capital Corporation (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting").  There were 11,631,064 shares of the Company's voting common stock outstanding on the record date and entitled to vote at the Annual Meeting and 8,252,289 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Annual Meeting.  The stockholders of the Company voted on and approved the following proposals, which are described in more detail in the Company's Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders filed by the Company with the Securities and Exchange Commission on April 20, 2018 (the "Proxy Statement"):

(1)
To elect the four Class III directors named in the Proxy Statement to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal.  Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
James F. Deutsch	7,232,629	132,636	887,024
James E. Goodwin, Jr.	7,231,936	133,329	887,024
Jeffrey F. Howell	7,046,874	318,391	887,024
Arthur B. Montoya, Jr.	7,057,731	307,534	887,024

(2)	To conduct a non-binding advisory vote on the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. Final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,150,942	202,025	12,298	887,024

(3)
To ratify the Audit Committee's appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.  Final voting results were as follows:

Votes For	Votes Against	Abstentions
8,251,081	1,108	100

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: June 4, 2018	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President